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                                                                 EXHIBIT (23)-1




                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement, filed pursuant to Rule 462(b) under the Securities Act of 1933 to register an additional $17,500,000 aggregate principal amount of the Senior Subordinated Notes due 2000, of MedPartners, Inc. and in the related Prospectus of our report dated August 25, 1997 with respect to the consolidated financial statements of MedPartners, Inc., included in its Current Report on Form 8-K dated August 27, 1997 and filed with the Securities and Exchange Commission.




                                                              ERNST & YOUNG LLP


September 15, 1997
Birmingham, Alabama